Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

BITDEER TECHNOLOGIES GROUP

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value US$0.0000001 per share	(1)	457(r)		$		$0.0001381	$
Fees to be Paid	Equity	Preference shares, par value US$0.0000001 per share	(2)	457(r)				0.0001381
Fees to be Paid	Debt	Debt Securities	(3)	457(r)				0.0001381
Fees to be Paid	Other	Warrants	(4)	457(r)				0.0001381
Fees to be Paid	Other	Units	(5)	457(r)		$		$0.0001381	$

Total Offering Amounts:							$0.00			0.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	Omitted pursuant to Form F-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby.

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.
(2)	Omitted pursuant to Form F-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby.

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.
(3)	Omitted pursuant to Form F-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby.

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.
(4)	Omitted pursuant to Form F-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby.

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.
(5)	Omitted pursuant to Form F-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2(A)(iii)(c). An indeterminate number or amount, as the case may be, of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution adjustments determined at the time of the offering. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange for other securities offered hereby.

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of these registration fees and will pay any applicable registration fees on a “pay as you go” basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee rate in effect on the date of such fee payment.